UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

Breeze-Eastern Corporation

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware	001-07872	95-4062211
State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(IRS Employer Identification Number)

35 Melanie Lane Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Breeze-Eastern Corporation (the “Company”) held on September 12, 2013, the Company’s stockholders took the actions described below. As of the record date for the annual meeting, 9,643,881 shares of common stock were issued and outstanding, each entitled to one vote per share.

Proposal No. 1 -	Election of Seven Directors. The Company’s stockholders elected the following seven directors to serve on the Company’s Board of Directors until the 2014 annual meeting of stockholders:

Directors	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Kelly	8,325,983	134,633	719,275
Nelson Obus	8,329,786	130,830	719,275
William J. Recker	7,103,838	1,356,778	719,275
Brad Pedersen	8,389,992	70,624	719,275
William M. Shockley	8,322,792	137,824	719,275
Charles A. Vehlow	8,349,596	111,020	719,275
Frederick Wasserman	8,175,810	284,806	719,275

Proposal No. 2 -	Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,122,206	34,054	23,631	0

Proposal No. 3 -	Approval of the compensation of the Company’s executive officers, in an advisory vote. The Company’s stockholders approved the compensation of the Company’s named officers, in an advisory vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,392,084	62,565	5,967	719,275

Proposal No. 4 -	Approval of the frequency of future advisory votes to approve the compensation of the Company’s executive officers, in an advisory vote. The Company’s stockholders approved the frequency of future advisory votes to approve the compensation of the Company’s named officers, in an advisory vote:

3 years	2 years	1 year	Abstentions	Broker Non-Votes
5,913,259	217,780	2,296,754	32,823	719,275

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION

Dated: September 16, 2013	/s/ Mark D. Mishler
Mark D. Mishler
Senior Vice President, Chief Financial Officer and Treasurer